UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 27, 2009
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 –Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        Effective January 27, 2009, the size of the Board of Directors of the Registrant was increased from 12 to 14 members. Ms. Jennifer Davis and Mr. Donald W. Delson were appointed to fill the vacancies created by the increase in the size of the Board for terms to expire at the annual meeting of stockholders scheduled for April 23, 2009. There were no arrangements or understandings between either of Ms. Davis or Mr. Delson and any other person pursuant to which they were appointed to the Board. Neither Ms. Davis nor Mr. Delson has yet been appointed to any committees. Other than deposit relationships in the ordinary course of business, there are no business relationships between the Registrant and either of Ms. Davis or Mr. Delson of the type required to be disclosed by Section 404(a) of Regulation S-K. The Registrant issued a press release on January 30, 2009 announcing the appointments, a copy of which is filed as Exhibit 99 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99	Press Release dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: February 2, 2009	By:	/s/Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer